Globe Specialty Metals Reports Third Quarter Fiscal 2013 Results

·	Sales of $195.8 million for the third quarter increased 13% over the prior year
·	Shipments of 69,382 MT for the third quarter increased 14% over the prior year
·	The Company took an after-tax impairment charge of $43.9 million to write-down several non-core and international assets
·
The net loss for the third quarter was $40.1 million compared to a net income of $11.6 million in the prior year.  Diluted loss per share was $0.53 per share compared to diluted income per share of $0.15 per share in the prior year

·	Adjusted diluted earnings per share for the third quarter was $0.00 per share compared to $0.16 per share in the prior year
·	Adjusted EBITDA for the third quarter was $14.0 million compared to $29.4 million in the prior year

New York, May 6, 2013 – Globe Specialty Metals, Inc. (NASDAQ: GSM) (the “Company”) today announced results for the third quarter of fiscal 2013 ended March 31, 2013.

Net sales for the third quarter of fiscal 2013 of $195.8 million and shipments of 69,382 were up 13% and 14%, respectively, from the prior year and 9% and 12%, respectively, from the second quarter.  Growth from the prior year is a result of the Becancour acquisition in June 2012.

Net loss attributable to GSM for the third quarter was $40.1 million, compared to net income of $11.6 million in the prior year.  Diluted loss per share for the third quarter was $0.53, compared to a diluted income per share of $0.15 in the prior year.  Excluding certain items, detailed in the table below, adjusted diluted earnings per share were $0.00 in the third quarter, compared to $0.16 in the prior year.

EBITDA for the third quarter was a loss of $32.8 million, compared to a gain of $28.4 million in the prior year.  Excluding certain items, detailed in the table below, adjusted EBITDA was $14.0 million in the third quarter compared to $29.4 million in the prior year.

Cash and cash equivalents totalled $161.0 million at March 31, 2013, an increase of $20.3 million from the prior year.  Cash flow provided by operating activities in the third quarter was $27.0 million, capital expenditures totalled $18.1 million and dividends totalled $4.7 million. Capital expenditures were primarily related to planned maintenance outages in Alloy, West Virginia, Niagara Falls, New York and Mendoza, Argentina and the implementation of SAP.  Net working capital declined $10.2 million in the third quarter as a result of reductions in inventory partially offset by an increase in accounts receivable resulting from increased shipments.

Adjusted diluted earnings per share, which excludes the items listed below, were as follows:

	FY 2013		FY 2012	Nine Months
	Third Quarter	Second Quarter	Third Quarter	FY 2013	FY 2012
Reported Diluted EPS	$(0.53)	0.20	0.15	(0.41)	0.60
Tax rate adjustment	(0.01)	(0.01)	-	(0.01)	-
Gain on remeasurement of equity investment	-	(0.02)	-	(0.02)	-
Remeasurement of stock option liability	-	(0.03)	-	0.19	-
Business interruption insurance recovery & Bridgeport Fire	(0.04)	-	-	(0.04)	0.04
Goodwill impairment	0.17	-	-	0.17	-
Impairment of assets	0.41	-	-	0.41	-
Transaction and due diligence expenses	-	0.01	0.01	0.02	0.03
Adjusted diluted EPS, excluding above items	$0.00	0.15	0.16	0.31	0.67

Third quarter fiscal 2013 results were negatively impacted by $43.9 million of after-tax impairment charges and positively impacted by $2.9 million of after-tax business interruption insurance proceeds.

In the third quarter Globe took the following impairment charges to write-down the value of several international and non-core operations which totalled $50.4 million pre-tax and $43.9 million after-tax: 1) $16.9 million pre-tax charge to write-off Nigerian exploratory mining licenses which, based on local instability and security risks, no longer support a viable business opportunity; 2) $20.4 million pre-tax charge to write-down equipment and inventory originally acquired to manufacture solar grade silicon using a production technology which is no longer commercially viable; 3) $7.1 million pre-tax charge to write-down goodwill related to Globe’s electrode factory in China which is operating at less than full capacity; and, 4) $6.0 million pre-tax charge to write-down goodwill related to Globe’s business in Argentina which is experiencing declining earnings primarily due to reduced steel production in Europe.

Third quarter fiscal 2013 adjusted EBITDA, which excludes the items listed below, was $14.0 million. Adjusted EBITDA was as follows:

	FY 2013		FY 2012	Nine Months
	Third Quarter	Second Quarter	Third Quarter	FY 2013	FY 2012
Reported EBITDA	$(32,791)	34,232	28,359	8,196	100,362
Gain on sale of business & associated Fx gain	-	-	-	-	(473)
Gain on remeasurement of equity investment	(170)	(1,707)	-	(1,877)	-
Remeasurement of stock option liability	534	(3,673)	-	20,592	-
Business interruption insurance recovery & Bridgeport Fire	(4,325)	-	-	(4,325)	5,000
Goodwill impairment	13,130	-	-	13,130	-
Impairment of assets	37,309	-	-	37,309	-
Transaction and due diligence expenses	312	1,336	1,047	2,299	3,573
Adjusted EBITDA, excluding above items	$13,999	30,188	29,406	75,324	108,462

Adjusted EBITDA in the third quarter declined 52% from the prior year.  The decline was partially the result of a reduction in selling prices, as higher priced calendar 2012 silicon metal contracts were replaced by lower-priced 2013 contracts.  As expected, total average selling prices declined 4% from the prior year, including a mix shift towards silicon metal as a result of the Becancour acquisition, which served to reduce sales and EBITDA by approximately $11 million.

EBITDA in the third quarter, compared to the prior year, included approximately $8 million of higher production costs including: 1) lower contribution margin from Alden Resources directly related to higher mining costs due to lower coal production; 2) higher production costs at Alloy, West Virginia, Niagara Falls, New York, Beverly, Ohio, and Bridgeport, Alabama primarily related to maintenance outages and production inefficiencies; 3) higher production costs related to a planned maintenance outage in Argentina; and, 4) costs related to adding an additional quartz wash plant at Alabama Sand and Gravel.  In total, more than two-thirds of these incremental costs were directly related to planned maintenance outages and, in the case of Alden, intentional reduction in mining to reduce inventory.

Globe CEO Jeff Bradley commented, "Despite the increase in sales and shipments, we are disappointed with our financial results for the third quarter. While we anticipated a reduction in earnings caused by lower average selling prices, we did not anticipate the extent of the cost impact of the maintenance outages and other cost increases. We believe that as the outages are completed in the present quarter, we will begin to realize the benefits from them together with our natural cost advantages from vertical integration."

Conference Call

Globe will review third quarter results during its quarterly conference call on May 7, 2013 at 9:00 a.m. Eastern Time. The dial-in number for the call is 877-293-5491. International callers should dial 914-495-8526.  Please dial in at least five minutes prior to the call to register. The call may also be accessed via an audio webcast available on the GSM website at http://investor.glbsm.com. Click on the May 7, 2013 Conference Call link to access the call.

About Globe Specialty Metals

Globe Specialty Metals, Inc. is among the world’s largest producers of silicon metal and silicon-based specialty alloys, critical ingredients in a host of industrial and consumer products with growing markets. Customers include major silicone chemical, aluminum and steel manufacturers, auto companies and their suppliers, ductile iron foundries, manufacturers of photovoltaic solar cells and computer chips, and concrete producers. The Company is headquartered in New York City. For further information please visit our web site at www.glbsm.com.

Forward-Looking Statements

This release may contain ''forward-looking statements'' within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as ''anticipates,'' ''intends,'' ''plans,'' ''seeks,'' ''believes,'' ''estimates,'' ''expects'' and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the current expectations and assumptions of Globe Specialty Metals, Inc. (the "Company") regarding its business, financial condition, the economy and other future conditions.

Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company's actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions including, among others, changes in metals prices; increases in the cost of raw materials or energy; competition in the metals and foundry industries; environmental and regulatory risks; ability to identify liabilities associated with acquired properties prior to their acquisition; ability to manage price and operational risks including industrial accidents and natural disasters; ability to manage foreign operations; changes in technology; ability to acquire or renew permits and approvals; and, other factors identified in the Company’s periodic reports filed with the SEC.

Any forward-looking statement made by the Company or management in this release speaks only as of the date on which it or they make it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, unless otherwise required to do so under the law or the rules of the NASDAQ Global Market.

Non-GAAP Measures

EBITDA, adjusted EBITDA and adjusted diluted earnings per share are non-GAAP measures.

We have included these measures to provide supplemental measures of our performance which we believe are important because they eliminate items that have less bearing on our current and future operating performance and so highlights trends in our core business that may not otherwise be apparent when relying solely on GAAP financial measures.  Reconciliations of these measures to the comparable GAAP financial measures are provided in the attached financial statements.

CONTACT: Globe Specialty Metals, Inc.
Mal Appelbaum, 212-798-8123
Chief Financial Officer
Email: mappelbaum@glbsm.com
Or Jeff Bradley, 212-798-8122 Chief Executive Officer Email: jbradley@glbsm.com

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012	March 31, 2013	March 31, 2012
Net sales	$195,845	179,940	173,437	$576,493	513,846
Cost of goods sold	181,238	148,331	139,408	498,209	396,506
Selling, general, and administrative expenses	13,330	9,053	13,979	60,103	43,096
Research and development	-	-	100	-	103
Business interruption insurance recovery	(4,594)	-	-	(4,594)	(450)
Goodwill impairment	13,130	-	-	13,130	-
Impairment of long-lived assets	35,387	-	-	35,387	-
Gain on sale of business	-	-	-	-	(54)
Operating (loss) income	(42,646)	22,556	19,950	(25,742)	74,645
Other income (expense):
Gain on remeasurement of equity investment	170	1,707	-	1,877	-
Interest income	211	217	129	599	145
Interest expense, net of capitalized interest	(1,806)	(1,826)	(1,698)	(5,148)	(4,545)
Foreign exchange (loss) gain	(1,686)	(1,632)	(191)	(2,773)	825
Other (loss) income	(179)	(13)	48	(77)	408
(Loss) income before (benefit from) provision for income taxes	(45,936)	21,009	18,238	(31,264)	71,478
(Benefit from) provision for income taxes	(5,941)	5,373	5,972	(1,837)	23,530
Net (loss) income	(39,995)	15,636	12,266	(29,427)	47,948
Income attributable to noncontrolling interest, net of tax	(140)	(568)	(653)	(1,345)	(2,198)
Net (loss) income attributable to Globe Specialty Metals, Inc.	$(40,135)	15,068	11,613	$(30,772)	45,750
Weighted average shares outstanding:
Basic	75,302	75,174	75,049	75,174	75,035
Diluted	75,302	75,247	76,617	75,174	76,639
(Loss) earnings per common share:
Basic	$(0.53)	0.20	0.15	$(0.41)	0.61
Diluted	(0.53)	0.20	0.15	(0.41)	0.60

EBITDA:
Net (loss) income	$(39,995)	15,636	12,266	$(29,427)	47,948
(Benefit from) provision for income taxes	(5,941)	5,373	5,972	(1,837)	23,530
Net interest expense	1,595	1,609	1,569	4,549	4,400
Depreciation, depletion, amortization and accretion	11,550	11,614	8,552	34,911	24,484
EBITDA	$(32,791)	34,232	28,359	$8,196	100,362

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,	March 31,
	2013	2012	2012
Assets
Current assets:
Cash and cash equivalents	$161,001	163,461	140,655
Accounts receivable, net	89,400	79,714	72,385
Inventories	117,887	146,605	111,656
Deferred tax assets	13,113	10,860	4,986
Prepaid expenses and other current assets	26,991	18,774	22,822
Total current assets	408,392	419,414	352,504
Property, plant, and equipment, net	430,908	436,189	333,737
Goodwill	45,286	60,269	53,715
Other intangible assets	477	477	477
Investments in unconsolidated affiliates	5,973	5,973	9,036
Deferred tax assets	867	416	304
Other assets	6,982	24,279	26,782
Total assets	$898,885	947,017	776,555

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$55,697	51,513	39,331
Current portion of long-term debt	-	-	22,222
Short-term debt	289	329	1,403
Revolving credit agreements	9,000	9,000	12,000
Accrued expenses and other current liabilities	54,875	55,912	29,870
Total current liabilities	119,861	116,754	104,826
Long-term liabilities:
Revolving credit agreements	141,514	143,742	39,989
Long-term debt	-	-	27,778
Deferred tax liabilities	27,895	27,748	25,347
Other long-term liabilities	67,129	68,663	27,681
Total liabilities	356,399	356,907	225,621
Stockholders’ equity:
Common stock	8	8	8
Additional paid-in capital	397,024	398,648	405,007
Retained earnings	65,591	110,432	111,043
Accumulated other comprehensive loss	(7,182)	(5,792)	(2,347)
Treasury stock at cost	(4)	(4)	(4)
Total Globe Specialty Metals, Inc. stockholders’ equity	455,437	503,292	513,707
Noncontrolling interest	87,049	86,818	37,227
Total stockholders’ equity	542,486	590,110	550,934
Total liabilities and stockholders’ equity	$898,885	947,017	776,555

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012	March 31, 2013	March 31, 2012
Cash flows from operating activities:
Net (loss) income	$(39,995)	15,636	12,266	$(29,427)	47,948
Adjustments to reconcile net (loss) income
to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	11,550	11,614	8,552	34,911	24,484
Share-based compensation	315	680	667	(7,712)	1,814
Gain on remeasurement of equity investment	(170)	(1,707)	-	(1,877)	-
Goodwill impairment	13,130	-	-	13,130	-
Impairment of long-lived assets	35,387	-	-	35,387	-
Gain on sale of business	-	-	-	-	(54)
Amortization of deferred financing fees	200	200	186	600	523
Unrealized foreign exchange loss	913	976	-	913	-
Deferred taxes	(2,570)	1,623	(118)	(9,992)	2,775
Amortization of customer contract liabilities	(1,930)	(1,531)	-	(4,804)	-
Changes in operating assets and liabilities:
Accounts receivable, net	(10,021)	5,105	(11,589)	(2,097)	(11,036)
Inventories	24,255	(10,660)	7,082	67	(1,496)
Prepaid expenses and other current assets	(9,345)	2,487	(1,910)	(5,568)	(4,798)
Accounts payable	1,402	(7,302)	3,487	(1,009)	(5,351)
Accrued expenses and other current liabilities	1,621	(20,281)	6,771	15,442	(1,343)
Other	2,259	(7)	(2,363)	1,793	(5,795)
Net cash provided by (used by) operating activities	27,001	(3,167)	23,031	39,757	47,671
Cash flows from investing activities:
Capital expenditures	(18,101)	(10,179)	(11,279)	(36,305)	(38,325)
Acquisition of businesses, net of cash acquired	(3,676)	(844)	-	(4,520)	(73,194)
Net cash used in investing activities	(21,777)	(11,023)	(11,279)	(40,825)	(111,519)
Cash flows from financing activities:
Net borrowings of long-term debt	-	-	-	-	50,000
Net (payments) borrowings of short-term debt	(28)	-	1,018	(28)	309
Net (payments) borrowings on revolving credit agreements	(2,147)	9,566	(3,000)	10,016	5,000
Dividend payment	(4,706)	(14,103)	-	(23,500)	(15,007)
Proceeds from stock option exercises	-	1,000	-	1,000	195
Other financing activities	(632)	(648)	(307)	(1,907)	(2,149)
Net cash (used in) provided by financing activities	(7,513)	(4,185)	(2,289)	(14,419)	38,348
Effect of exchange rate changes on cash and cash equivalents	(171)	(273)	(6)	(1,522)	(53)
Net (decrease) increase in cash and cash equivalents	(2,460)	(18,648)	9,457	(17,009)	(25,553)
Cash and cash equivalents at beginning of period	163,461	182,109	131,198	178,010	166,208
Cash and cash equivalents at end of period	$161,001	163,461	140,655	$161,001	140,655

Supplemental disclosures of cash flow information:
Cash paid for interest, net	$1,982	1,334	1,181	$4,396	3,302
Cash paid for income taxes, net	1,768	9,794	1,335	13,419	21,144

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Supplemental Statistics
(Unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012	March 31, 2013	March 31, 2012
Shipments in metric tons:
Silicon metal	40,310	35,273	30,210	116,070	84,291
Silicon-based alloys	29,072	26,699	30,618	85,314	82,128
Total shipments*	69,382	61,972	60,828	201,384	166,419

Average selling price ($/MT):
Silicon metal	$2,793	2,908	2,901	$2,827	3,121
Silicon-based alloys	2,069	2,152	2,287	2,166	2,421
Total*	$2,490	2,582	2,592	$2,547	2,776
Average selling price ($/lb.):
Silicon metal	$1.27	1.32	1.32	$1.28	1.42
Silicon-based alloys	0.94	0.98	1.04	0.98	1.10
Total*	$1.13	1.17	1.18	$1.16	1.26

* Excludes by-products and other